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                                                                    EXHIBIT 23

(LOGO OF COOPERS & LYBRAND
      APPEARS HERE)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of The Limited, Inc. on Form S-8, Registration Nos. 33-18533, 33-25005, 2-92277, 33-24829, 33-24507, 33-24828, 2-95788, 2-88919, 33-24518, 33-6965, 33-14049, 33-
22844, 33-44041, 33-49871 and the registration statements on Form S-3, Registration Nos. 33-20788, 33-31540, 33-43832 and 33-53366 of our report dated
February 14, 1994, on our audits of the consolidated financial statements and financial statement schedules of The Limited, Inc. and Subsidiaries as of January 29, 1994, and January 30, 1993, and for the fiscal years ended January 29, 1994, January 30, 1993, and February 1, 1992, which report is included in this Annual Report on Form 10-K.


                                                       /s/ Coopers & Lybrand

                                                           COOPERS & LYBRAND


Columbus, Ohio
April 22, 1994